EXHIBIT 4.4

Registration Rights Agreement, dated as of [          ] (this “Agreement”),
by and among PhotoMedex, Inc., a Delaware corporation (the “Company”)
and Perseus Partners VII, L.P., a Delaware limited partnership (the “Purchaser”).

Introduction

The Company and the Purchaser are parties to a Securities Purchase Agreement dated as of August 4, 2008 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement. Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Purchaser has (i) made an investment in the Company at the First Tranche Closing by acquiring the First Tranche Note, the First Tranche Warrant and the First Tranche Common Shares; and (ii) agreed to make a further investment in the Company at the Second Tranche Closing by acquiring the Second Tranche Warrant and, unless a Company Option Event occurs, the Second Tranche Note.

In connection with the purchase of such Securities, and to induce the Purchaser to consummate the purchase of such securities, the Company has agreed to enter into this Agreement and to grant to the Purchaser the rights set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Purchaser and the Company agree as follows:

1.    Definitions. For purposes of this Agreement:

“Eligible Market” means (i) The Nasdaq Global Market Select, (ii) The Nasdaq Global Market. (iii) The Nasdaq Capital Market, (iv) The New York Stock Exchange, Inc., (v) the American Stock Exchange or (vi) the OTC Bulletin Board.

“Holder” means (i) the Purchaser, and (ii) any person to whom the rights or obligations under this Agreement with respect to all or a portion of the Registrable Securities have been transferred or assigned in accordance with Section 10(b).

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Company has made application for the listing of its Common Stock; (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant or option owned by any Holder, but only to the extent such shares constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Company under Rule 144.

“Requestor” means Perseus, until such time as neither Perseus nor any partner of, or direct or indirect investor in, Perseus to which Perseus directly or indirectly distributes Registrable Securities in accordance with the terms of its governing documents and the governing documents of its direct or indirect investors, holds any Registrable Securities, and thereafter any Holder or Holders who, in the aggregate, beneficially own at least 50% of the Securities that constitute Registrable Securities.

2.    Demand Registrations.

(a)    Request for Registration. At any time and from time to time after the first anniversary of the date of this Agreement, a Requestor may submit a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall:

(i)    within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii)    as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above.

Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially and adversely detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 45 calendar days; provided, that such right shall not be exercised more than twice with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

(b)    Shelf Registration. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), or if Form S-3 is not available for use by the Company, Form S-1 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. Except as provided in Section 5(b) hereof, the Company shall use all commercially reasonable efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer of the Company stating that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, in accordance with the procedure set forth in the last paragraph of Section 2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 45 calendar days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Company more than twice in any twelve-month period (counting as a permitted exercise any exercise by the Company of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)).

(c)    Underwriting. In connection with any registration under this Section 2, if the Requestor intends to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, they shall so advise the Company in writing. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such distribution. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestor.

(d)    Limitations.

(i)    The Company shall not be obligated to (A) effect more than two registrations under Section 2 in any twelve month period or (B) effect any registration where the aggregate estimated sales price for the Registrable Securities to be included therein is less than $2,000,000; provided, that a registration pursuant to this Section 2 shall not be counted (X) unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the SEC, and (Y) if following such effectiveness, the Company delivers a certificate pursuant to the last sentence of Section 2(b) suspending the use of the related prospectus prior to the sale of at least a majority of the Registrable Securities by the Holders covered by such registration statement.

(ii)    The Company shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 9; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Company shall use all commercially reasonable efforts to include such Registrable Securities on such registration statement.

3.    Piggy-back Registration.

(a)    Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than any registration relating to employee benefit plans or a registration effected on Form S-4 with respect to the issuance of shares of Common Stock to the holders of capital stock of an acquisition target, the Company shall:

(i)    provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Company in connection with such registration; and

(ii)    include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within ten Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 3(b) below.

(b)    Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed 20% of all shares included in such registration, the Company may limit the number of Registrable Securities included in such registration to not less than 20% of the number of shares included in such registration.

(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration.

(d)    Limitations.

(i)    Notwithstanding anything to the contrary set forth in this Agreement, in the event that following the exercise of the piggyback right pursuant to this Section 3 and the inclusion in such registration statement of all or part of the Registrable Securities then held by such Holder, the Commission informs the Company that such registration statement cannot be filed as a secondary offering on Form S-3 due to the aggregate number of securities to be registered thereunder, the Company, in its sole discretion, shall be permitted to exclude such portion of such Holder’s Registrable Securities from such registration statement to the extent necessary to permit the filing of such registration statement on Form S-3.

(ii)    The Company shall be permitted to exclude such Holder’s Registrable Securities from a registration statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 9; provided, if such Holder provides such information prior to the filing of such registration statement (or prior to the final amendment thereto prior to such registration statement being declared effective) the Company shall use commercially reasonable efforts to include such Registrable Securities on such registration statement.

4.    Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2, 3 and 5 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 2, 3 or 5, the request of which has been subsequently withdrawn by the Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2(a) or Section 2(b), as the case may be.

5.    Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall:

(a)    promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if the Holder’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holder, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b)    prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that, except in the case of a shelf registration under Section 2(b), such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;

(c)    subject to receiving reasonable assurances of confidentiality and subject to limitations reasonably imposed by the Company to preserve attorney client privilege, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants (subject to such reasonable procedures and limitations as such parties may require) of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d)    promptly notify the Holders of Registrable Securities being offered and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the Financial Industry Regulatory Authority (“FINRA”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e)    furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any underwriter;

(f)    furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g)    use all commercially reasonable efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any Holder of such Registrable Securities being offered or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(g) or (y) consent to general service of process in any such jurisdiction;

(h)    cause all such Registrable Securities to be listed or accepted for quotation on an Eligible Market (provided, that the Company shall use all commercially reasonable efforts to cause such Eligible Market to be one of the stock exchanges identified in clauses (i) through (v) of the definition of “Eligible Market”);

(i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)    upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k)    otherwise use all commercially reasonable efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6.    Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a)    To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Holder within the meaning of the Securities Act (each, a “Holder Indemnified Party”),from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) (collectively, “Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arises out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein. If requested by any underwriter (as defined in the Securities Act) of the Registrable Securities, the Company also shall indemnify such underwriter and any of its officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 6(a).

(b)    Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Company, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. The indemnification obligations hereunder of each Holder of Registrable Securities being offered shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof.

(c)    In order for a person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 6(a) or (b) in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the party required to provide the indemnification (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(d)    If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof by notifying the Indemnified Party in writing to such effect within 30 days of receipt of the Indemnified Party’s notice of such Third Party Claim; provided, however, such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel); provided, further, that the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Third Party Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Third Party Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Third Party Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such

Third Party Claim. In the event the Indemnifying Party elects (by notice in writing within such 30 day period) to assume the defense of or otherwise control the handling of any such Third Party Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Third Party Claim. If the Indemnifying Party assumes such defense in accordance with this Section 6(d), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(e)    If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The contribution obligation of a Holder hereunder, if any, shall be limited to the amount of any net proceeds actually received by such Holder from the sale of Registrable Securities giving rise to the applicable claim, less all other amounts paid as damages in respect thereof

7.    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use all commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)    furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Company.

The provisions of this Section 7 shall terminate on the date on which there are no Holders of Registrable Securities

8.    Termination of Registration Rights. With the exception of Section 7, no Holder shall be entitled to exercise any right provided for in this Agreement after the earlier to occur of (a) the date on which all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act and (b) the tenth anniversary of the date of this Agreement.

9.    Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company, upon at least three Business Days request, such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law (including, without limitation, a certification of the number of shares of Common Stock beneficially owned by such Holder and the name of the natural person(s) that have voting and dispositive control over such shares). The Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information.

10.    Miscellaneous.

(a)    No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to its Common Stock which is inconsistent with or violates the rights granted to the Holder under this Agreement.

(b)    Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights or obligations under this Agreement, in connection with the transfer of all or a portion of its Registrable Securities, to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any stockholder of any Holder that is a corporation, (iii) any member of any Holder that is a limited liability company and (iv) any transferee that acquires at least 10% of the total Registrable Securities (assuming full conversion and exercise of all Notes and Warrants); provided, that in each such case, the Company receives written notice of any transfer and the transferee agrees to be bound by the terms of this Agreement.

(c)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 6:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 6:30 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

(d)    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(e)    Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Requestor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)    Governing Law; Jurisdiction; Waiver of Trial by Jury. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF

ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(g)    Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(h)    Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders of a majority of the Registrable Securities.

[signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned party has executed this Agreement as of the day and year first above written.

PHOTOMEDEX, INC.

By:
Name:
Title:

Address for Notice:

PhotoMedex, Inc. 147 Keystone Drive Montgomeryville, PA, 18936 Attention: President and CEO Facsimile: (215) 619-3209

with a copy to:

Morgan Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attention: Stephen M. Goodman Facsimile: (215) 963-5001 Email: sgoodman@morganlewis.com

[Company Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement as of the day and year first above written.

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:

ADDRESS FOR NOTICE:

c/o Perseus, L.L.C. 2099 Pennsylvania Ave., N.W. Suite 900 Washington, DC 20006-1813 Attention: Teresa Bernstein Facsimile: (202) 463-6215 Email: tbernstein@perseusllc.com and to:

c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor New York, NY 10019 Attn: John M. Glazer
Facsimile: (212) 651-6399
Email: jglazer@perseusllc.com

with a copy to:

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attention: Scott F. Smith
Facsimile: (212) 362-4125 Email: ssmith@cov.com

[Purchaser Signature Page to Registration Rights Agreement]